                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the inclusion in this Registration Statement on Form SB-2 of 800 Travel Systems, Inc. of our report dated April 23, 1997, on our audits of the balance sheets and related statements of operations, stockholders' equity and cash flows of Joseph Stevens Group, Inc. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.


                 /s/ Accetta & Olmsted, Accountancy Corporation


Fountain Valley, California
November 6, 1997